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                                                                    EXHIBIT 10.2


                             NONDISCLOSURE AGREEMENT


       In consideration and as a condition of the engagement of Crane Consulting Corporation as a consultant ("Consultant") by LifeF/X, Inc. (the "Company"), Consultant hereby agrees with the Company as follows:

              1. Consultant will not at any time, whether during or after the termination of its engagement, reveal to any person or entity any of the trade secrets or confidential information of the Company or of any third party which the Company is under an obligation to keep confidential (including but not limited to trade secrets or confidential information respecting inventions, products, designs, methods, know-how, techniques, systems, processes, software programs, other technical information, works of authorship, customer lists, financial information, business plans, projects, plans and proposals), and Consultant shall keep secret all matters entrusted to it and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss whether directly or indirectly to the Company.

              The above restrictions shall not apply to: (i) information that at the time of disclosure is in the public domain through no fault of Consultant;
(ii) information received from a third party outside of the Company that was disclosed without any confidentiality obligation or any breach by such third party of any confidentiality obligation; (iii) information approved for release by written authorization of the Company; or (iv) information that may be required by law or an order of any court, agency or proceeding to be disclosed; provided, Consultant shall provide the Company notice of any such required disclosure once it has knowledge of it and will help the Company, at its expense, to obtain an appropriate protective order.

              Further, Consultant agrees that during its engagement Consultant shall not take, use or permit to be used any notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs otherwise than for the benefit of the Company. Consultant further agrees that Consultant shall not, after the termination of its engagement, use or permit to be used any such notes, memoranda, reports, lists, records, drawings, sketches, specifications, software programs, data, documentation or other materials, it being agreed that all of the foregoing shall be and remain the sole and exclusive property of the Company and that immediately upon the termination of its engagement Consultant shall deliver all of the foregoing, and all copies thereof, to the Company, at its main office.

              3. Consultant acknowledges that the Company shall be the sole owner of all the results and proceeds of Consultant's service hereunder, including but not limited to, all patents, patent applications, patent rights, formulas, copyrights, inventions, developments, discoveries, other improvements, data, documentation, drawings, charts, and other written, audio and/or visual materials relating to equipment, methods, products, processes, or programs in connection with or useful to the Company's business (collectively, the "Developments") which


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Consultant, by himself or in conjunction with any other person, may conceive, make, acquire, acquire knowledge of, develop or create during the term of Consultant's employment hereunder, free and clear of any claims by Consultant (or any successor or assignee of him) of any kind or character whatsoever other than Consultant's right to compensation hereunder. Consultant acknowledges that all copyrightable Developments shall be considered works made for hire under the Federal Copyright Act. Consultant hereby assigns and transfers his right, title and interest in and to all such Developments, and agrees that he shall, at the request of the Company, execute or cooperate with the Company in any patent applications, execute such assignments, certificates or other instruments, and do any and all other acts, as the Company from time to time reasonably deems necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend the Company's right, title and interest in or to any such Developments.

              4. Consultant agrees that any breach of this Agreement by it will cause irreparable damage to the Company and that in the event of such breach the Company shall have, in addition to any and all remedies of law, the right to an injunction, specific performance or other equitable relief to prevent the violation of my obligations hereunder.

              5. Consultant understands that this Agreement does not create an obligation on the Company or any other person or entity to continue its engagement.

              6. Any waiver by the Company of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of such provision or any other provision hereof.

              7. Consultant hereby acknowledges that the type and periods of restriction imposed in the provisions of this Agreement are fair and reasonable and are reasonably required for the protection of the Company and the goodwill associated with the business of the Company. Consultant further agrees that each provision herein shall be treated as a separate and independent clause, and the unenforceability of any one clause shall in no way impair the enforceability of any of the other clauses herein. Moreover, if one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to scope, activity or subject so as to be unenforceable at law, such provision or provisions shall be construed by the appropriate judicial body by limiting and reducing it or them, so as to be enforceable to the maximum extent compatible with the applicable law as it shall then appear.

              8. Consultant's obligations under this Agreement shall survive the termination of its engagement regardless of the manner of such termination and shall be binding upon its heirs, executors, administrators, legal representatives, successors and assigns.

              9. The term "Company" shall include the Company and any of its subsidiaries, subdivisions or affiliates. The Company shall have the right to assign this Agreement to its successors and assigns, and all covenants and agreements hereunder shall inure to the benefit of and be enforceable by said successors or assigns.

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              IN WITNESS WHEREOF, the undersigned has executed this Agreement as of this 5th day of January, 2002


                                       /s/ Dennis J. Crane
                                       Dennis J. Crane,
                                       Individually and on behalf of
                                       CRANE CONSULTING CORPORATION



                                       Address:

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